DISCOVERY COMMUNICATIONS REPORTS THIRD QUARTER 2014 RESULTS

Third Quarter 2014 Financial Highlights:

•Revenues increased 14% to $1,568 million
•Adjusted OIBDA increased 8% to $634 million
•Net Income available to Discovery Communications, Inc. increased 10% to $280 million
•Adjusted Earnings per Diluted Share for the last twelve months increased 27% to $1.87
•Repurchased $298 million of stock

Silver Spring, Maryland – November 4, 2014: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2014.

"Discovery’s strong global organic growth and reach coupled with increasing contributions from our recent strategic acquisitions led to another quarter of solid results,” said David Zaslav, President and Chief Executive Officer, Discovery Communications. “Our expansive content portfolio drove audience gains and boosted our market share around the world as we continued to benefit from the ongoing development of the global pay-TV market. Going forward, we remain committed to investing in world-class content, building the next generation of businesses and brands and leveraging our diversified and well-positioned worldwide assets to deliver consistent operational and financial results and long-term shareholder value."

Third Quarter Results

Third quarter revenues of $1,568 million increased $193 million, or 14%, over the third quarter a year ago, as 32% growth at International Networks was partially offset by a 1% decline at U.S. Networks, primarily due to additional revenues from licensing agreements in the prior year. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) increased 8% to $634 million, as International Networks was up 25% while U.S. Networks was flat due to the impact of licensing agreements. Excluding the impact of the Eurosport transaction(2), foreign currency fluctuations and licensing agreements, total Company revenues increased 7% and Adjusted OIBDA increased 10%.

Third quarter net income available to Discovery Communications, Inc. of $280 million ($0.41 per diluted share)(3) increased $25 million, or 10%, compared to $255 million ($0.35 per diluted share) for the third quarter a year ago, primarily due to improved operating performance in the current quarter, as well as an increase in equity earnings and lower mark-to-market equity-based compensation, partially offset by higher restructuring costs this quarter and a gain on disposition in the prior year's quarter. Adjusted Earnings Per Diluted Share(4) ("Adjusted EPS"), which excludes the impact of amortization of acquisition-related intangible assets, was $0.46 in the third quarter of this year compared with $0.40 in the same period a year ago. For the last twelve months, Adjusted EPS was $1.87, up 27% compared with $1.47 in the prior twelve months.

(1)	See the full definition of Adjusted Operating Income Before Depreciation and Amortization on page 5.
(2)	The Company completed its acquisition of a controlling stake in Eurosport International ("Eurosport") in May 2014. See page 12 for a reconciliation to results excluding Eurosport.
(3)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. Series A, B and C common stockholders. See table on page 14 for the full schedule.
(4)	See the full definition of Adjusted Earnings Per Diluted Share on page 5.

Free cash flow was $393 million for the third quarter, down 10% from the third quarter of 2013, as the improved operating performance was more than offset by higher tax payments as well as higher content payments. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013
Revenues:
U.S. Networks	$724	$733	(1)%	$2,209	$2,212	—%
International Networks	818	620	32%	2,291	1,716	34%
Education	27	22	23%	90	73	23%
Corporate and Eliminations	(1)	—	NM	(1)	(3)	67%
Total Revenues	$1,568	$1,375	14%	$4,589	$3,998	15%

Adjusted OIBDA:
U.S. Networks	$425	$425	—%	$1,274	$1,274	—%
International Networks	278	223	25%	796	659	21%
Education	3	2	50%	15	13	15%
Corporate and Eliminations	(72)	(64)	(13)%	(232)	(207)	(12)%
Total Adjusted OIBDA	$634	$586	8%	$1,853	$1,739	7%

U.S. Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Revenues:
Distribution	$318	$329	(3)%	$956	$985	(3)%
Advertising	388	383	1%	1,207	1,165	4%
Other	18	21	(14)%	46	62	(26)%
Total Revenues	$724	$733	(1)%	$2,209	$2,212	—%
Adjusted OIBDA	$425	$425	—%	$1,274	$1,274	—%
Adjusted OIBDA Margin	59%	58%		58%	58%

U.S. Networks’ revenues in the third quarter of 2014 decreased 1% to $724 million as advertising growth was more than offset by a decline in distribution and other revenue. Advertising revenues grew 1% mainly due to higher pricing and volume partially offset by lower delivery. Distribution revenues decreased 3%, as higher rates in the third quarter of 2014 were more than offset by additional revenues from licensing agreements in the third quarter of 2013. Other revenues declined by $3 million due to a decrease in content production contracts and representation fees. Excluding the impact of licensing agreements, distribution revenues grew 6% and total revenues grew 3% over the prior year's quarter.

Adjusted OIBDA of $425 million was flat with last year, primarily reflecting the impact of licensing agreements in the prior year. Excluding the impact of licensing agreements, Adjusted OIBDA grew 6% over last year's third quarter, reflecting the 3% revenue growth, as well as lower marketing costs.

International Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Revenues:
Distribution	$430	$322	34%	$1,141	$911	25%
Advertising	337	282	20%	1,050	756	39%
Other	51	16	219%	100	49	104%
Total Revenues	$818	$620	32%	$2,291	$1,716	34%
Adjusted OIBDA	$278	$223	25%	$796	$659	21%
Adjusted OIBDA Margin	34%	36%		35%	38%

International Networks’ revenues for the third quarter increased 32% to $818 million, with distribution revenues up 34% and advertising revenues up 20%. Excluding Eurosport and foreign currency fluctuations, total revenues were up 10%. Advertising revenues, excluding Eurosport, were up 12% in local currency terms, primarily due to increased delivery in Western Europe and higher pricing in Latin America and the Nordics. Distribution revenues, excluding Eurosport, grew 8% in local currency terms, mainly from increased subscribers and higher rates in Latin America and subscriber growth in CEEMEA. Other revenues increased 44%, excluding Eurosport and foreign currency fluctuations, primarily due to additional revenues from new production studios.

Adjusted OIBDA increased 25% to $278 million. Excluding Eurosport and foreign currency fluctuations, Adjusted OIBDA was up 16% , reflecting the 10% revenue growth partially offset by a 7% increase in operating expenses. The higher operating expenses were primarily due to increased content expense and higher personnel costs.

Education

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Revenues	$27	$22	23%	$90	$73	23%
Adjusted OIBDA	$3	$2	50%	$15	$13	15%
Adjusted OIBDA Margin	11%	9%		17%	18%

Education revenues for the third quarter increased by $5 million due to higher streaming, corporate partnership and digital textbook revenues, as well as additional revenues due to a business combination. Adjusted OIBDA increased by $1 million compared to the third quarter of 2013, as the revenue growth was partially offset by additional costs associated with the business combination.

Corporate and Eliminations

Adjusted OIBDA decreased by $8 million compared to the third quarter a year ago, primarily due to higher professional fees and strategic transaction costs.

OTHER ITEMS

On September 23, 2014, the Company entered into an agreement with Hasbro, Inc. to increase the Company's stake in The Hub Network to 60% from 50% for $64 million and announced that the network would be rebranded the Discovery Family Channel on October 13, 2014. There was no gain or loss associated with the transaction.

On August 6, 2014, as previously announced, the Company paid a special dividend of one share of Series C common stock for each share of Series A common stock, Series B common stock and Series C common stock outstanding as of July 28, 2014.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 1.4 million shares of its Series C common stock at an average price of $77.57 per share before the special dividend on August 6 and 1.9 million shares of its Series C common stock at an average price of $43.10 per share after August 6. Additionally, on August 4, 2014, pursuant to the previously announced share repurchase agreement between the Company and Advance/Newhouse Programming Partnership ("ANPP"), the Company repurchased, on a pre-dividend basis, 1.5 million shares of Series C convertible preferred stock for $110 million, or $75.56 per share, from ANPP. In total the Company spent $298 million on share repurchases during the quarter.

The Company has repurchased 83.3 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program to date at an aggregate purchase price of approximately $4.5 billion. In aggregate, including the 19.18 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, the Company has repurchased 25% of its outstanding shares since buyback activity was authorized in 2010. Note that share numbers have not been adjusted to reflect the special dividend.

Under the stock repurchase program, management is authorized to purchase shares of common stock from time to time through open market purchases at prevailing prices or privately negotiated purchases or pursuant to one or more accelerated stock repurchase agreements or other derivative arrangements as permitted by securities laws and other legal requirements and subject to stock price, business and market conditions and other factors.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase their shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company.

FULL YEAR 2014 OUTLOOK

For the full year ending December 31, 2014, Discovery Communications, Inc. expects total revenue between $6.3 billion and $6.35 billion, Adjusted OIBDA between $2.5 billion and $2.55 billion, net income available to Discovery Communications, Inc. between $1.15 billion and $1.175 billion and Adjusted net income available to Discovery Communications, Inc.(5) ("Adjusted net income") between $1.275 billion and $1.305 billion. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market equity-based compensation calculations.

(5)	See the full definition of Adjusted net income on page 5.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii)depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges,
(v) certain impairment charges, and (vi) gains and losses on business and asset dispositions.

Beginning January 1, 2014, the Company reclassified foreign currency gains (losses), net due to transaction settlements and re-measurement of working capital items from selling, general and administrative expense, which is a component of operating income, to other income (expense), net. Prior period amounts have been reclassified to conform to the current year presentation.  The total foreign currency reclassifications were a gain of $11 million for the three months ended September 30, 2013.

The Company uses Adjusted OIBDA to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes this measure is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The Company defines Adjusted net income as net income available to Discovery Communications, Inc. excluding the impact of amortization of acquisition-related intangible assets, and defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted net income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its third quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 20, 2014. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming, strategic growth initiatives, plans for stock repurchases and the full year 2014 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Jackie Burka (212) 548-5642
catherine_frymark@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Distribution	$748	$651	$2,097	$1,896
Advertising	725	665	2,258	1,922
Other	95	59	234	180
Total revenues	1,568	1,375	4,589	3,998
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	529	435	1,526	1,214
Selling, general and administrative	432	390	1,247	1,149
Depreciation and amortization	85	80	243	190
Restructuring and other charges	11	1	19	11
Gain on disposition	—	(19)	(31)	(19)
Total costs and expenses	1,057	887	3,004	2,545
Operating income	511	488	1,585	1,453
Interest expense	(83)	(80)	(247)	(228)
Income (loss) from equity investees, net	13	—	34	(9)
Other income, net	1	11	11	61
Income from continuing operations before income taxes	442	419	1,383	1,277
Provision for income taxes	(155)	(163)	(481)	(490)
Net income	287	256	902	787
Net income attributable to noncontrolling interests	—	(1)	(2)	(1)
Net income attributable to redeemable noncontrolling interests	(7)	—	(11)	—
Net income available to Discovery Communications, Inc.	$280	$255	$889	$786

Net income per share available to Discovery Communications, Inc. common stockholders:
Basic	$0.41	$0.36	$1.29	$1.09
Diluted	$0.41	$0.35	$1.28	$1.08

Weighted average common shares outstanding (1):
Basic	449	483	458	488
Diluted	682	719	693	727

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$376	$408
Receivables, net	1,464	1,371
Content rights, net	379	277
Deferred income taxes	87	73
Prepaid expenses and other current assets	278	281
Total current assets	2,584	2,410

Noncurrent content rights, net	2,028	1,883
Property and equipment, net	525	514
Goodwill	8,320	7,341
Intangible assets, net	2,091	1,565
Equity method investments	667	1,087
Other noncurrent assets	158	179
Total assets	$16,373	$14,979

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$209	$141
Accrued liabilities	1,040	992
Deferred revenues	304	144
Current portion of debt	995	17
Total current liabilities	2,548	1,294

Noncurrent portion of debt	6,153	6,482
Deferred income taxes	692	637
Other noncurrent liabilities	310	333
Total liabilities	9,703	8,746

Redeemable noncontrolling interests	785	36

Equity:
Preferred stock	2	2
Common stock	5	3
Additional paid-in capital	6,905	6,826
Treasury stock, at cost	(4,488)	(3,531)
Retained earnings	3,654	2,892
Accumulated other comprehensive (loss) income	(195)	4
Total Discovery Communications, Inc. stockholders’ equity	5,883	6,196
Noncontrolling interests	2	1
Total equity	5,885	6,197
Total liabilities and equity	$16,373	$14,979

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Net income	$902	$787
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	66	129
Depreciation and amortization	243	190
Content amortization and impairment expense	1,083	850
Gain on disposition	(31)	(19)
Remeasurement gain on previously held equity interest	(29)	(92)
Equity in (earnings) losses of investee companies, net of cash distributions	(15)	15
Deferred income tax (benefit) expense	(124)	144
Launch amortization expense	8	14
Loss from hedging instruments, net	—	55
Other, net	27	22
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	3	(92)
Content rights	(1,269)	(1,061)
Accounts payable and accrued liabilities	92	41
Equity-based compensation liabilities	(81)	(61)
Income tax receivable	53	50
Other, net	(35)	(42)
Cash provided by operating activities	893	930

Investing Activities
Purchases of property and equipment	(85)	(76)
Business acquisitions, net of cash acquired	(369)	(1,832)
Hedging instruments, net	—	(55)
Proceeds from disposition	45	28
Distributions from equity method investees	58	23
Investments in equity method investees, net	(174)	(28)
Other investing activities, net	(4)	(1)
Cash used in investing activities	(529)	(1,941)

Financing Activities
Borrowings from debt, net of discount and issuance costs	409	1,186
Borrowings under revolving credit facility	145	—
Commercial paper, net	126	—
Principal repayments of capital lease obligations	(13)	(21)
Repurchases of stock	(1,067)	(969)
Cash proceeds from equity-based plans, net	39	61
Other financing activities, net	(8)	(3)
Cash (used in) provided by financing activities	(369)	254

Effect of exchange rate changes on cash and cash equivalents	(27)	(5)

Net change in cash and cash equivalents	(32)	(762)
Cash and cash equivalents, beginning of period	408	1,201
Cash and cash equivalents, end of period	$376	$439

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended September 30, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$425	$(4)	$—	$—	$(4)	$417
International Networks	278	(65)	(4)	—	(7)	202
Education	3	(2)			—	1
Corporate and Eliminations	(72)	(14)		(23)	—	(109)
Total	$634	$(85)	$(4)	$(23)	$(11)	$511

	Three Months Ended September 30, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$425	$(2)	$(2)	$—	$19	$440
International Networks	223	(62)	(2)	—	(1)	158
Education	2	(1)	—	—	—	1
Corporate and Eliminations	(64)	(15)	—	(32)	—	(111)
Total	$586	$(80)	$(4)	$(32)	$18	$488

(1) For the three months ended September 30, 2014, amounts represent restructuring charges. For the three months ended September 30, 2013, amounts represent a gain on disposition of $19 million and restructuring charges of $1 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Nine Months Ended September 30, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$1,274	$(10)	$—	$—	$26	$1,290
International Networks	796	(185)	(8)	—	(10)	593
Education	15	(5)	—	—	(2)	8
Corporate and Eliminations	(232)	(43)	—	(29)	(2)	(306)
Total	$1,853	$(243)	$(8)	$(29)	$12	$1,585

	Nine Months Ended September 30, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$1,274	$(8)	$(6)	$—	$16	$1,276
International Networks	659	(138)	(8)	—	(8)	505
Education	13	(2)	—	—	—	11
Corporate and Eliminations	(207)	(42)	—	(90)	—	(339)
Total	$1,739	$(190)	$(14)	$(90)	$8	$1,453

(1) For the nine months ended September 30, 2014, amounts represent gains on dispositions of $31 million and restructuring charges of $19 million. For the nine months ended September 30, 2013, amounts represent a gain on disposition of $19 million and restructuring charges of $11 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NEWLY ACQUIRED BUSINESSES(1)
(unaudited; amounts in millions)

	Three months ended September 30,
	2014		2014	2013
	International Networks As Reported	2014 Newly Acquired Businesses	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$430	$87	$343	$322	7%
Advertising	337	28	$309	282	10%
Other	51	30	$21	16	31%
Total Revenues	$818	$145	$673	$620	9%
Adjusted OIBDA	$278	$28	$250	$223	12%

	Three months ended September 30,
	2014			2013
	Total Company As Reported	2014 Newly Acquired Businesses	2014 Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$748	$87	$661	$651	2%
Advertising	725	28	$697	665	5%
Other	95	30	$65	59	10%
Total Revenues	$1,568	$145	$1,423	$1,375	3%
Adjusted OIBDA	$634	$28	$606	$586	3%

	Nine months ended September 30,
	2014		2014	2013
	International Networks As Reported	2014 Newly Acquired Businesses	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$1,141	$162	$979	$911	7%
Advertising	1,050	174	$876	756	16%
Other	100	43	$57	49	16%
Total Revenues	$2,291	$379	$1,912	$1,716	11%
Adjusted OIBDA	$796	$63	$733	$659	11%

	Nine months ended September 30,
	2014			2013
	Total Company As Reported	2014 Newly Acquired Businesses	2014 Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$2,097	$162	$1,935	$1,896	2%
Advertising	2,258	174	$2,084	1,922	8%
Other	234	43	$191	180	6%
Total Revenues	$4,589	$379	$4,210	$3,998	5%
Adjusted OIBDA	$1,853	$63	$1,790	$1,739	3%

(1)
For the three months ended September 30, 2014 newly acquired businesses include Eurosport International, in which Discovery took a controlling stake in May 2014, and for the nine months ended September 30, 2014 newly acquired businesses include Eurosport International and first quarter results from SBS Nordic, which Discovery acquired in April 2013. This reconciliation does not take into account other one-time items such as foreign exchange and licensing revenues.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Cash provided by operating activities	$420	$460	$(40)	$893	$930	$(37)
Purchases of property and equipment	(27)	(22)	(5)	(85)	(76)	(9)
Free cash flow	$393	$438	$(45)	$808	$854	$(46)

RECONCILIATION OF 2014 OUTLOOK TO GAAP MEASURES

	Full Year 2014
Adjusted net income available to Discovery Communications, Inc. stockholders	$1,275	To	$1,305
Less Amortization of acquisition-related intangible assets, net of tax	125	To	130
Net income available to Discovery Communications, Inc. stockholders	1,150	To	1,175
Interest expense, net	340	To	330
Depreciation and amortization	350	To	340
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests	660	To	705
Adjusted OIBDA	$2,500	To	$2,550

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

EARNINGS PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Numerator:
Net income	$287	$256	$902	$787
Less:
Allocation of undistributed income to Series A convertible preferred stock	(58)	(51)	(183)	(154)
Net income attributable to noncontrolling interests	—	(1)	(2)	(1)
Net income attributable to redeemable noncontrolling interests	(7)	—	(11)	—
Redeemable noncontrolling interest adjustments to redemption value	—	—	(1)	(1)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$222	$204	$705	$631
Net income allocable to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	186	173	592	533
Series C convertible preferred stockholders	36	31	113	98
Total	222	204	705	631

Add back:
Allocation of undistributed income to Series A convertible preferred stock	58	51	183	154
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$280	$255	$888	$785

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	449	483	458	488
Weighted average impact of assumed preferred stock conversion	227	229	228	231
Weighted average dilutive effect of equity awards	6	7	7	8
Weighted average Series A, B and C common shares outstanding — diluted	682	719	693	727
Weighted average Series C convertible preferred stock outstanding — basic and diluted	43	44	44	45

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.41	$0.36	$1.29	$1.09
Series C convertible preferred stockholders	$0.82	$0.72	$2.58	$2.18

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.41	$0.35	$1.28	$1.08
Series C convertible preferred stockholders	$0.82	$0.70	$2.56	$2.16

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Net Income available to Discovery Communications, Inc.	$280	$255	$25	$889	$786	$103
Amortization of acquisition-related intangible assets, net of tax	33	33	—	93	66	27
Adjusted Net Income	$313	$288	$25	$982	$852	$130

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change
Diluted earnings per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.41	$0.35	$0.06	$1.28	$1.08	$0.20
Amortization of acquisition-related intangible assets, net of tax	0.05	0.05	—	0.13	0.09	0.04
Adjusted earnings per diluted share	$0.46	$0.40	$0.06	$1.41	$1.17	$0.24

	Last Twelve Months Ended September 30,
	2014	2013	Change
Diluted earnings per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$1.69	$1.38	$0.31
Amortization of acquisition-related intangible assets, net of tax	0.18	0.09	0.09
Adjusted earnings per diluted share	$1.87	$1.47	$0.40

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
September 30, 2014
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
2.375% Senior Notes, euro denominated, annual interest, due March 2022	380
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Revolving Credit Facility	145
Capital lease obligations	163
Commercial paper	126
Total debt	7,164
Unamortized discount	(16)
Debt, net	7,148
Current portion of debt	(995)
Noncurrent portion of debt	$6,153

EQUITY-BASED COMPENSATION
	September 30, 2014
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Unit Awards	1.2	$20.59	—	$—
Stock Appreciation Rights	12.1	37.38	—	—
Stock Options	14.8	21.91	10.5	16.79
Performance-based Restricted Stock Units	4.8	32.18	0.9	17.81
Service-based Restricted Stock Units	1.6	34.09	0.1	20.87
Total Equity-based Compensation Plans	34.5	$29.28	11.5	$16.91

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2013	234.30	114.50	348.80
Shares repurchased	(13.38)	—	(13.38)
Share dividend	224.25		224.25
Shares issued – equity-based compensation	1.64	—	1.64
Preferred stock dividend	—	(1.40)	(1.40)
Total shares outstanding as of September 30, 2014	446.81	113.10	559.91